Exhibit 10.11

SUBLEASE TERMINATION AGREEMENT

This Sublease Termination Agreement (this “Agreement”) is dated as of August 9, 2024, by and between E.R. SQUIBB & SONS, L.L.C., a Delaware limited liability company (“Sublessor”), and ETERNA THERAPEUTICS INC., a Delaware corporation, (“Sublessee”).

R E C I T A L S:

WHEREAS, Sublessor and Sublessee entered into a Sublease Agreement dated the 18th day of October, 2022 (the “Sublease”), whereby Sublessee subleased approximately 45,500 rentable square feet on the ninth (9th) floor of 250 Water Street, Cambridge Crossing, Somerville, Massachusetts (the “Building”), more particularly described in the Sublease (the “Premises”).

WHEREAS, Sublessor and Sublessee have agreed to terminate the Sublease on the terms and conditions provided below.

A G R E E M E N T:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged by the Sublessor and Sublessee, the parties agree as follows:

1. Recitals. The foregoing recitals are true and accurate and incorporated herein by reference.

2. Termination of the Lease. Notwithstanding anything to the contrary contained in the Sublease, Sublessor and Sublessee hereby agree that the Sublease shall terminate and be of no further force and both parties shall be released of any and all obligations thereunder effective as of 11:59pm on August 31, 2024 (“Termination Date”).

3. Surrender of the Premises. Sublessee hereby agrees to vacate the Premises and surrender and deliver exclusive possession of the Premises to Sublessor on or before the Termination Date in accordance with the provisions of the Sublease.

4. Furniture, Fixtures & Equipment. Effective as of the Termination Date, all of Sublessee’s right, title and interest in all furniture, fixtures and laboratory equipment that are currently on the Premises (“FF&E”), listed on Exhibit A attached hereto and made a part hereof, shall become the property of Sublessor.

5. Representations and Warranties of Sublessee. Sublessee represents and warrants to Sublessor that

(a)	Sublessee has not heretofore assigned or sublet any portion of its interest in the Sublease;
(b)	no other person, firm or entity has any right, title or interest in the Sublease;
(c)	Sublessee has the full right, legal power and actual authority to enter into this Agreement and to terminate the Sublease without the consent of any person, firm or entity;
(d)	Sublessee has full right, title and interest in and to the FF&E,

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(e)	the FF&E is free and clear of any liens, outstanding balances due, amounts owed and claims thereto, as documented in Exhibit B – Proof of Ownership, and
(f)	Sublessee has the full right, legal power and actual authority to bind Sublessee to the terms and conditions hereof.
(g)	Sublessee further represents and warrants to Sublessor that as of the date hereof there are no, and as of the Termination Date there shall not be any, mechanic’s liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Sublessee, its predecessors, contractors, agents, employees, successors or assigns, as documented in Exhibit C – Final Lien Waivers. Notwithstanding Section 1 above, the representations and warranties set forth in this Section 4 shall survive the Termination Date and Sublessee shall be liable to Sublessor for any inaccuracy or any breach thereof.

6. Governing Law. This Agreement shall be governed and construed under the laws of the Commonwealth of Massachusetts.

7. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

8. Time is of the Essence. Time is of the essence of this Agreement and the provisions contained herein.

9. Further Assurances. Sublessor and Sublessee hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this First Amendment as of the date first above written.

SUBLESSOR:	E.R. SQUIBB & SONS, L.L.C.,
a Delaware limited liability company

	By:	/s/ Mitchell Weitz
Mitchell Weitz
Vice President, Real Estate and Workplace Services

SUBLESSEE:	ETERNA THERAPEUTICS INC.,
A Delaware Corporation

	By:	/s/ Dorothy Clarke

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